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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Texas Roadhouse, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 8, 2016

To our Shareholders:

        You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Texas Roadhouse, Inc. on Thursday, May 19, 2016. The meeting will be held at the Texas Roadhouse Support Center, 6040 Dutchmans Lane, Louisville, Kentucky at 9:00 a.m. eastern daylight time.

        The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.

        Please take the time to read carefully each of the proposals for shareholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. Shareholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the proxy card, or by the Internet, using the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote your shares in person.

        Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely, W. Kent Taylor Chairman, Chief Executive Officer

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane
Louisville, Kentucky 40205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2016

To the Shareholders:

        The Annual Meeting of Shareholders (the "Annual Meeting") of Texas Roadhouse, Inc. (the "Company") will be held at the Texas Roadhouse Support Center, 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 19, 2016 at 9:00 a.m. eastern daylight time.

        At the Annual Meeting you will be asked to:

  •
  elect three Class III directors to the Board of Directors, each for a term of three years;

  •
  ratify the appointment of KPMG LLP as the Company's independent auditors;

  •
  hold an advisory vote on executive compensation;

  •
  approve amendments to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors; and

  •
  transact such other business as may properly come before the meeting.

        A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice. Only shareholders of record at the close of business on March 22, 2016 are entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors, Celia Catlett General Counsel and Corporate Secretary

Louisville, Kentucky
April 8, 2016

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR VOTE USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016: Our Proxy Statement related to our 2016 Annual Meeting of Shareholders, our Annual Report on Form 10-K for the fiscal year ended on December 29, 2015 and our Annual Report to Shareholders for the fiscal year ended on December 29, 2015 are available on our website at www.texasroadhouse.com in the Investors section.

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane
Louisville, Kentucky 40205

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2016

        This proxy statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") and any adjournments thereof. In this proxy statement, references to the "Company," "we," "us" or "our" refer to Texas Roadhouse, Inc. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 8, 2016.

        The Annual Meeting will be held at the Texas Roadhouse Support Center, Louisville, Kentucky on Thursday, May 19, 2016 at 9:00 a.m. eastern daylight time, for the purposes set forth in this proxy statement and the accompanying notice of Annual Meeting.

SUMMARY OF MATTERS REQUIRING SHAREHOLDER ACTION

Proposal 1—Election of Directors

        The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company's common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for the available slot is elected for that slot. You may vote "FOR" each nominee or you may "WITHHOLD AUTHORITY" to vote for each nominee. Unless you "WITHHOLD AUTHORITY" to vote for a nominee, your proxy will be voted "FOR" the election of the individuals nominated as Class III directors.

        Our Board has adopted a majority voting policy for uncontested director elections. Under this policy, any nominee who receives fewer "FOR" votes than "WITHHOLD" votes is required to offer his or her resignation. Our nominating and corporate governance committee would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer.

        The Board recommends that you vote "FOR" the nominees.

Proposal 2—Ratification of the Appointment of the Company's Independent Auditors

        The proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 27, 2016 must be approved by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" the ratification, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" this proposal.

        The Board recommends that you vote "FOR" this proposal.

Proposal 3—Advisory Vote on Approval of Executive Compensation

        The outcome of the advisory vote on whether to approve the executive compensation detailed in this proxy statement (including the Compensation Discussion and Analysis, the Executive Compensation section and the other related executive compensation tables and related discussions) will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" approval of the executive compensation, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" approval of the executive compensation.

        The Board recommends that you vote "FOR" this proposal.

Proposal 4—Approval of Amendments to the Amended and Restated Certificate of Incorporation to declassify the Board of Directors

        The proposal to approve the proposed amendments to the Amended and Restated Certificate of Incorporation must be approved by the affirmative vote of a majority of the shares of the Company's common stock outstanding and entitled to vote thereon. You may vote "FOR" or "AGAINST" approval of the proposed amendments, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" approval of the proposal.

        The Board recommends that you vote "FOR" this proposal.

Other Matters

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. Any such additional matter must be approved by an affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting.

 INFORMATION ABOUT PROXIES AND VOTING

Record Date and Voting Securities

        The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on March 22, 2016. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding [                        ] shares of common stock, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.

        The presence in person or by proxy of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such shareholders, unless revoked as described below.

Revocability of Proxies

        A shareholder who completes and returns the proxy card that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A shareholder may revoke a proxy by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary of the Company at the Company's main office address at any time before the Annual Meeting. Shareholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

        The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Other Voting Considerations

  Broker Non-Votes

        Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as "routine" or "non-routine." In the case of routine matters, brokers may vote shares held in "street name" in their discretion if they have not received voting instructions from the beneficial owner. In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner ("broker non-votes"); therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

        The election of directors (Proposal 1) is a non-routine matter under the applicable rules, so broker non-votes may occur. However, broker non-votes do not count as shares entitled to vote. Because the election is decided by a plurality of shares present (in person or by proxy) and entitled to vote at the Annual Meeting, and because our majority voting policy for directors only considers "FOR" votes and "WITHHOLD" votes, any broker non-votes will not affect the outcome of this proposal.

        The ratification of the appointment of the Company's independent auditors (Proposal 2) is a routine matter under the applicable rules, so broker non-votes should not occur. In addition, because this matter is routine and brokers may vote as stated above, the number of votes cast, plus the number of abstentions, on this Proposal 2 will be used to establish whether a quorum is present.

        The advisory vote on the approval of executive compensation (Proposal 3), the amendment of the Amended and Restated Certificate of Incorporation (Proposal 4), and any other matters that may properly come before the Annual Meeting are also non-routine matters under the applicable rules, so broker non-votes may occur. Because broker non-votes do not count as shares entitled to vote, they do not affect the outcome of the vote on the approval of executive compensation. Because the proposal to approve the amendments to the Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares of the Company's outstanding common stock, broker non-votes will not count as a vote to approve the amendments.

  Abstentions

        Abstentions will be counted for purposes of calculating whether a quorum is present. The effect of an abstention on each proposal where "ABSTAIN" is a voting choice is discussed above.

  Executed but Unmarked Proxies

        If no instructions are given, shares represented by properly executed but unmarked proxies will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

CORPORATE GOVERNANCE AND OUR BOARD

Director Biographies

Class I Directors (Terms Expiring at the 2017 Annual Meeting):

        James R. Ramsey.    Dr. Ramsey, 67, is the president of the University of Louisville, a position he has held since September 2002. Before becoming president, he served as senior policy advisor and state budget director for the Commonwealth of Kentucky as well as senior professor of economics and public policy at the University of Louisville since 1999. Dr. Ramsey has held numerous academic positions, including serving as vice chancellor for finance and administration at both the University of North Carolina at Chapel Hill and Western Kentucky University. He has been associate dean, assistant dean and director of public administration in the College of Business Administration at Loyola University and a research associate for the University of Kentucky's Center for Public Affairs. He has served on the faculties of the University of North Carolina at Chapel Hill, Western Kentucky University, the University of Kentucky, Loyola University, and Middle Tennessee State University in addition to the University of Louisville. Dr. Ramsey has also held a number of positions in state government, including interim commissioner of the Office of the New Economy and special advisor to the chairman of the Kentucky Council on Postsecondary Education. Dr. Ramsey serves on the board of directors and chairs the audit committee of Community Trust Bancorp, Inc. He also serves on the board of trustees of the Aquila Municipal Trust. Dr. Ramsey was nominated as a director because of his chief executive experience, his financial and accounting experience and his government relations experience. As a result of these and other professional experiences, Dr. Ramsey possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        James R. Zarley.    Mr. Zarley, 71, has previously served as chairman, chief executive officer and chairman of the board of Conversant, a single-source provider of media, technology and services across major interactive marketing channels which previously operated under the name ValueClick, Inc., and was a member of Conversant's board of directors from 1999 until his retirement in 2014. Mr. Zarley shaped the company into a global leader in online marketing solutions. Prior to joining Conversant, Mr. Zarley was chief operating officer of Hiway Technologies, where he was a leading member of the management team that closed the merger with Verio in 1999. Prior to that, Mr. Zarley was chairman and chief executive officer of Best Internet until it merged with Hiway Technologies in 1998. Mr. Zarley also founded and later sold Quantech Information Services, now an ADP company. In addition, he spent 19 years at RCA in various senior management roles. Currently, he serves on the board of directors of several private companies. Mr. Zarley was nominated as a director because of his chief executive experience in a developing industry, his information technology experience and his experience in acquisitions. As a result of these and other professional experiences, Mr. Zarley possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Class II Directors (Terms Expiring at the 2018 Annual Meeting):

        W. Kent Taylor.    Mr. Taylor, 60, is our founder, Chairman, and Chief Executive Officer, a position he resumed in August 2011. Mr. Taylor previously served as Chief Executive Officer from 2000 until 2004, at which time Mr. Taylor became Chairman of the Company, an executive position. Before his founding of our concept in 1993, Mr. Taylor founded and co-owned Buckhead Bar and Grill in Louisville, Kentucky. Mr. Taylor was appointed to the Board of Directors and the Compensation Committee of Papa John's International, Inc., in May 2011. Mr. Taylor was nominated as a director because of his chief executive experience, his knowledge of the restaurant industry and his intimate knowledge of the Company as its founder. As a result of these and other professional experiences, Mr. Taylor possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Class III Directors (Terms Expiring at the 2016 Annual Meeting):

        Gregory N. Moore.    Mr. Moore, 66, served as the Senior Vice President and Controller of Yum! Brands, Inc. until he retired in 2005. He is currently a financial consultant and private investor. Yum! Brands is the worldwide parent company of Taco Bell, KFC and Pizza Hut. Prior to becoming Yum! Brands' Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York, New York and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California. In July 2011, Mr. Moore joined the board of Newegg, Inc., a privately held on-line retailer specializing in computer and computer-related equipment, and serves as the chair of the compensation committee, the audit committee and the nominating committee. Mr. Moore also serves on the board of EF&TRH Restaurants (HK) Holding Limited, a Texas Roadhouse, Inc. joint venture in China. Mr. Moore is being nominated as a director because of his extensive financial and accounting experience in the restaurant industry. As a result of these and other professional experiences, Mr. Moore possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        James F. Parker.    Mr. Parker, 69, retired as Chief Executive Officer and Vice-Chairman of the Board of Southwest Airlines Co., a position he held from June 2001 through July 2004. Before serving at Southwest Airlines as Chief Executive Officer, Mr. Parker served as General Counsel of that company from 1986 until June 2001, and was previously a shareholder in the San Antonio, Texas law firm of Oppenheimer, Rosenberg, Kelleher and Wheatley. Mr. Parker serves as a member of the board of directors of Sammons Enterprises, Inc., a private company. Mr. Parker is being nominated as a director because of his chief executive experience, his knowledge of the value-based service industry and the similarity of cultures between Southwest Airlines and Texas Roadhouse. As a result of these and other professional experiences, Mr. Parker possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        Kathleen M. Widmer.    Ms. Widmer, 54, was appointed President of the Johnson & Johnson Consumer OTC division, which provides healthcare solutions through well-known and trusted over the counter medicines and products, including Tylenol®, Zyrtec®, Motrin®, Pepcid®, Sudafed®, Benadryl® and Imodium®, in August 2015. She was previously with Johnson & Johnson for 21 years, until 2009, where she held numerous positions, including serving as Vice President, Marketing, McNeil Consumer Healthcare. Prior to re-joining Johnson & Johnson, she served as Executive Vice President and Chief Marketing Officer at Elizabeth Arden, Inc. from 2009 to 2015, and was responsible for the global growth strategy and marketing execution of the Elizabeth Arden Brand as well as the company's extensive portfolio of fragrances. She is a graduate of the U.S. Military Academy in West Point, N.Y. and served for five years as a U.S. Army officer. She held positions of increasing responsibility in the Field Artillery, reaching the rank of Captain and Battery Commander of a 400-soldier training unit in Fort Sill, Oklahoma. Ms. Widmer is being nominated as a director because of her extensive marketing experience in the retail sector and her knowledge of the global retail industry. As a result of these and other professional experiences, Ms. Widmer possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Meetings of the Board of Directors

        The Board met on seven occasions and its standing committees (audit committee, compensation committee, and nominating and corporate governance committee) met on 23 occasions during our fiscal year ended December 29, 2015. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his or her period of service. In addition, the Company expects all members of the Board to attend the Annual

Meeting. All incumbent directors attended the 2015 Annual Meeting. Four regular Board meetings are currently scheduled for the fiscal year 2016. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. The role of each standing committee is more fully discussed below.

Leadership Structure of the Board of Directors and Role of the Board of Directors in Risk Oversight

        The Board currently includes five independent directors and one employee director, and the positions of Chairman and Chief Executive Officer are occupied by the same individual. As noted above, Mr. Taylor was named Chairman of the Board in recognition of his founding and continuing leadership role in the Company, and has held that position since 2004. Mr. Taylor also resumed the position of Chief Executive Officer in August 2011. Mr. Taylor previously served as Chief Executive Officer from 2000 until 2004. We believe that the Company and its shareholders are best served by having Mr. Taylor serve in both positions because he is the person most familiar with our unique culture, business model, and the challenges we face in the current macro-economic environment. Mr. Taylor's wealth of knowledge regarding Company operations and the industry in which we compete positions him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman and Chief Executive Officer unifies the Board with management and eliminates conflict between two leaders. We believe that the Company can more effectively execute its current strategy and business plans to maximize shareholder value if our Chairman is also a member of the management team.

        While the Board considers all of its members equally responsible and accountable for oversight and guidance of its activities, they also have designated an independent Lead Director elected annually by a majority of the Board of Directors. Gregory N. Moore currently serves as the independent Lead Director. The responsibility and authority of the independent Lead Director are delineated in our Corporate Governance Guidelines, which can be found on the Company's website at www.texasroadhouse.com.

        The Board is responsible for overseeing the Company's risk management strategies, including the Company's implementation of appropriate processes to administer day-to-day risk management. The Board is informed about risk management matters as part of its role in the general oversight and approval of corporate matters. The Board gives clear guidance to the Company's management on the risks it believes face the Company, such as the matters disclosed as risk factors in the Company's Annual Report on Form 10-K. Furthermore, the Board has delegated certain risk management responsibilities to its audit and compensation committees.

        Through the audit committee's charter, the Board has authorized it to oversee the Company's risk assessment and risk management policies. The audit committee, in fulfilling its oversight responsibilities, regularly and comprehensively reviews specific risk matters which have been identified by management. The Company's internal auditor regularly reports directly to the audit committee on the results of internal audits, the scope and frequency of which are based on comprehensive risk assessments which have been approved by the audit committee. Additionally, a risk committee comprised of Company management regularly updates the audit committee on the results of their risk management activities, which are based on the company's prioritized risk map that is updated annually, at a minimum, and reviewed with the audit committee. The audit committee is routinely advised of operational, financial, legal, and cybersecurity risks both during and outside of regularly scheduled meetings, and the committee reviews and monitors specific activities to manage these risks, such as insurance plans, hedging strategies and internal controls.

        Through the compensation committee's charter, the Board has authorized it to oversee officer and director compensation programs. The compensation committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the executive officers and Board members. The compensation committee also consults with management on the payments of bonuses and grants of stock awards to key employees on a quarterly basis.

        The audit committee and the compensation committee jointly perform an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2015, the committees concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees. Specifically, the committees identified the following components of our compensation programs that mitigate the likelihood of excessive risk taking to meet performance targets: equity incentive compensation in the form of restricted stock units; long term contracts and a financial buy-in requirement for restaurant management; a guaranteed base salary within our support center management personnel; minimums and maximums on profit sharing compensation within our support center management personnel; robust internal controls; operational focus on top line sales growth; and, a business model which focuses on a strong balance sheet, relatively low debt, prudent growth, and sustainable long term profitability.

        The Board's oversight roles, including the roles of the audit committee and the compensation committee, combined with the leadership structure of the Board to include Company management, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives.

Committees of the Board of Directors

        The Board has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on the Company's website, www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, nor considered to be a part of, this proxy statement. The Board has also designated one of its members as an international liaison, responsible for overseeing the Corporation's efforts in international expansion and reporting to the Board on those efforts.

        Audit Committee.    As described in its charter, the audit committee assists our Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independence and performance of the Company's internal and external auditors, and (iv) the Company's internal controls and financial reporting practices. The audit committee is also required to pre-approve all audit and permitted non-audit services provided by our independent auditors. The audit committee reviews all of the Company's earnings press releases and Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission ("SEC"). The audit committee is also responsible for producing an annual report on its activities for inclusion in this proxy statement. All of the members of the audit committee are "independent," as that term is defined in the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The audit committee is currently comprised of Messrs. Moore, Parker, Ramsey, and Zarley. Mr. Moore chairs the committee. The Board evaluated the credentials of and designated Mr. Moore as an "audit committee financial expert" as required by Section 407 of the Sarbanes-Oxley Act of 2002. The audit committee met 15 times during fiscal year 2015.

        Compensation Committee.    As described in its charter, the compensation committee: (i) assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company's executive officers, (ii) discharges the Board's duties relating to the compensation of the Company's directors, and (iii) reviews the performance of the Company's executive officers. The compensation committee is also responsible for reviewing and discussing with management the "Compensation Discussion and Analysis" in this proxy statement and recommending its inclusion in this proxy statement to the Board. All of the members of the compensation committee are "independent" under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the compensation committee are Ms. Widmer and Messrs. Moore, Parker, Ramsey, and Zarley. Mr. Parker chairs the committee. The compensation committee met five times during fiscal year 2015.

        Nominating and Corporate Governance Committee.    As described in its charter, the nominating and corporate governance committee assists our Board in: (i) identifying individuals qualified to become Board members and recommending nominees to the Board either to be presented at the annual meeting or to fill any vacancies, (ii) considering and reporting periodically to the Board on matters relating to the identification, selection and qualification of director candidates, (iii) developing and recommending to the Board a set of corporate governance principles, and (iv) overseeing the evaluation of the Board, its committees, and its incumbent members. The nominating committee routinely evaluates the size and composition of the Board and the variety of professional expertise represented by the Board members in relation to the Company's business. All of the members of the nominating and corporate governance committee are "independent" under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the nominating and corporate governance committee are Ms. Widmer and Messrs. Moore, Parker, Ramsey, and Zarley. Mr. Moore chairs the committee. The nominating and corporate governance committee met three times during fiscal year 2015.

Policy Regarding Consideration of Candidates for Director

        Shareholder recommendations for Board membership should include, among other items, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years' employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information, and the nominee's consent to service on the Board. A shareholder nominee will be requested to complete a detailed questionnaire in the form that current directors and officers complete.

        The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders. The Board has adopted corporate governance guidelines which provide that, if and when the Board determines that it is necessary or desirable to add or replace a director, the nominating and corporate governance committee will seek diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company's business), when forming the nominee pool. The Nominating and Corporate Governance Committee has reviewed the process used in the selection of director candidates and concluded that the pool contained a diverse group of candidates. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a shareholder of the Company.

        The Company currently retains a corporate recruiter to assist in identifying candidates for open positions at the Company. Upon request, this recruiter also assists in identifying and evaluating candidates for director, but the Company does not pay an additional fee for such service.

Compensation of Directors

        As further discussed in the "Compensation Discussion and Analysis", the Compensation Committee engaged Towers Watson as an independent compensation consultant in 2014 to advise the committee on executive and non-employee director compensation. Specifically, the committee asked the compensation consultant to provide market data, review the design of the executive and non-employee director compensation packages, and provide recommendations on cash and equity compensation for our executive officers and non-employee directors. As described more fully below, the following table summarizes the total compensation paid or accrued for fiscal year 2015 for each of the non-employee directors.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)		Grant Date Fair Value of 3-year Stock Awards ($) (c)(1)	Total ($) (d)	Estimated Actual Compensation for fiscal 2015 (Including Cash Fees and 1/3 of Stock Award) ($)(2)
Gregory N. Moore	96,500	(3)	886,635	983,135	389,920
James F. Parker	47,000	(4)	886,635	933,635	340,420
James R. Ramsey	36,500		886,635	923,135	329,920
Kathleen M. Widmer	30,500		886,635	917,135	323,920
James R. Zarley	37,000		886,635	923,635	330,420

(1)
In January 2015, the non-employee directors were each granted 25,500 restricted stock units, which vest in one-third increments each year over three years. For restricted stock units, fair value is equal to the closing price of the Company's common stock on the trading day immediately preceding the date of the grant, which was $34.77. The amounts listed above represent the grant date fair value determined in accordance with FASB ASC Topic 718, of restricted stock units granted under the Company's 2013 Long-Term Incentive Plan. Detailed assumptions under FASB ASC Topic 718 are set forth in Note 13 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015. No other equity awards were granted during the period of time covered by this table nor were outstanding at the end of the Company's fiscal year. The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company's actual operating performance, stock price fluctuations and the director's continued service with the Company.

(2)
Although the non-employee directors were each granted 25,500 restricted stock units in 2015, these grants vest in one-third increments each year over three years. The 8,500 shares attributable to their 2015 service vested on January 8, 2016. The estimated value at vesting was calculated using the closing price of the Company's common stock on the trading day immediately preceding the vesting date, which was $34.52.

(3)
This amount includes a $20,000 annual fee for serving as the lead independent director, a $20,000 annual fee for serving as the chairman of the audit committee, and a $15,000 annual fee for serving as the international liaison.

(4)
This amount includes a $10,000 annual fee for serving as the chairman of the compensation committee.

        Non-employee directors each receive an annual fee of $12,500. In addition, the lead independent director receives an additional annual fee of $20,000, the chairperson of the audit committee receives an additional annual fee of $20,000, the chairperson of the compensation committee receives an additional annual fee of $10,000, and the international liaison receives an additional annual fee of $15,000. Each non-employee director receives $2,000 for each Board meeting he or she attends in person and $500 for each Board meeting he or she participates in telephonically. Additionally, each non-employee director receives $1,000 for each committee meeting he or she attends in person and $500 for each committee meeting he or she participates in telephonically. Occasionally, board members serve on temporary committees for which they also receive meeting fees and annual fees.

Code of Conduct

        The Board has approved and adopted a Code of Conduct that applies to all directors, officers and employees, including the Company's principal executive officer and the principal financial officer. The Code of Conduct is available in its entirety on the Company's website, www.texasroadhouse.com. The Company intends to post amendments to, or waivers from, its Code of Conduct, if any, that apply to the principal executive officer and the principal financial officer on its website.

Stock Ownership Guidelines

        Our Board has adopted stock ownership guidelines to further align the financial interests of the Company's executive officers and non-management directors with the interests of our shareholders. The guidelines provide that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other named executive officers and non-management directors should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The officers and directors are expected to achieve the stock ownership levels under these guidelines within five years of assuming their respective positions.

        All named executive officers and non-management directors who have been in their role for five years are in compliance with the guidelines. We anticipate that any people who are new to their roles within the last five years will, to the extent they are not currently in compliance, be in compliance with the guidelines within the required time frame.

STOCK OWNERSHIP INFORMATION

        The following table sets forth as of March 1, 2016 certain information with respect to the beneficial ownership of the Company's common stock of (i) each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), (ii) each director or nominee for director of the Company, (iii) all directors and current executive officers as a group, and (iv) each shareholder known by the Company to be the owner of 5% or more of the Company's common stock.

	Common Stock(1)
Name	Common Stock Ownership(2)	Percent
Directors, Nominees and Named Executive Officers:
W. Kent Taylor(3)	4,377,152	6.2%
Scott M. Colosi	61,429	*
Steven L. Ortiz(4)	342,736	*
G. Price Cooper, IV(5)	42,714	*
Celia P. Catlett	11,466	*
Gregory N. Moore	70,650	*
James F. Parker	75,060	*
James R. Ramsey	105,918	*
Kathleen M. Widmer	21,250	*
James R. Zarley	106,400	*
Directors, Nominees and All Executive Officers as a Group (10 Persons)	5,214,775	7.4%
Other 5% Beneficial Owners**
Capital Research Global Investors(6)	4,587,200	6.50%
333 South Hope Street
Los Angeles, California 90071
Blackrock, Inc.(7)	6,100,645	8.70%
55 East 52nd Street
New York, New York 10022
The Vanguard Group(8)	4,730,984	6.74%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

*
Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

**
This information is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the SEC as of March 1, 2016.

(1)
Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person. "Common Stock Ownership" includes (a) stock held in joint tenancy, (b) stock owned as tenants in common, (c) stock owned or held by spouse or other members of the reporting person's household and (d) stock in which the reporting person either has or shares voting and/or investment power, even though the reporting person disclaims any beneficial interest in such stock.

(2)
The following table lists the shares to which each named person has the right to acquire beneficial ownership within 60 days of March 1, 2016 through the exercise of stock options or the vesting of restricted stock units granted pursuant to our long-term incentive plan; these shares are included in the totals above as described in footnote (1):

Name	Shares which may be acquired within 60 days pursuant to stock awards
W. Kent Taylor	—
Scott M. Colosi	—
Steven L. Ortiz(i)	—
G. Price Cooper, IV(ii)	—
Celia P. Catlett	—
Gregory N. Moore	—
James F. Parker	—
James R. Ramsey	—
Kathleen M. Widmer	—
James R. Zarley	—
Directors, Nominees and All Executive Officers as a Group (10 Persons)	—

(i)
Mr. Ortiz retired from his executive officer position effective January 12, 2015.

(ii)
Mr. Cooper resigned from his executive officer position effective January 12, 2015.
(3)
Mr. Taylor's address is c/o Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

(4)
Mr. Ortiz retired from his executive officer position effective January 12, 2015. The stock ownership information listed above is based on the most current stock record filed with the Securities and Exchange Commission.

(5)
Mr. Cooper resigned from his executive officer position effective January 12, 2015. The stock ownership information listed above is based on the most current stock record filed with the Securities and Exchange Commission.

(6)
As reported on the Schedule 13G/A filed by Capital Research Group Investors with the SEC on February 16, 2016, it has sole voting and dispositive power with respect to these shares.

(7)
As reported on the Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 27, 2016, it has sole voting power with respect to 5,940,577 shares and sole dispositive power with respect to 6,100,645 shares.

(8)
As reported on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2016, it has sole voting power with respect to 150,507 shares, sole dispositive power with respect to 4,580,977 shares, and shared dispositive power with respect to 150,007 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 29, 2015, with the exception of the following: a Form 4 for James R. Zarley, which should have been filed on or prior to May 15, 2015, but which was actually filed on May 20, 2015.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Company's compensation committee reviews and establishes executive compensation in connection with each Named Executive Officer's employment agreement.

        We entered into new employment agreements (the "2015 Employment Agreements") with W. Kent Taylor, Scott M. Colosi, and Celia P. Catlett, our Named Executive Officers, on January 8, 2015, each of which expires on January 7, 2018. G. Price Cooper, IV, our former Chief Financial Officer, tendered his resignation effective January 12, 2015, on which date Mr. Colosi resumed the role of Chief Financial Officer. During fiscal year 2015, each of Messrs. Taylor, Colosi, and Cooper, and Steven L. Ortiz (former Chief Operating Officer) were party to employment agreements dated January 6, 2012, and amended on November 30, 2012, for a term expiring on January 7, 2015 (the "2012 Employment Agreements"). Mr. Ortiz retired on January 12, 2015, following the expiration of his 2012 Employment Agreement. Ms. Catlett was party to an employment agreement dated January 15, 2014, which was effective as of close of business on November 12, 2013, for a term which expired on January 7, 2015 (the "2014 Employment Agreement"). As used herein, the 2012 Employment Agreements and the 2014 Employment Agreement shall be referred to collectively as the "Prior Employment Agreements" and individually as a "Prior Employment Agreement."

        To assist in setting compensation under the 2015 Employment Agreements, and pursuant to the authority granted under its charter, the Compensation Committee engaged Towers Watson as an independent compensation consultant in 2014 to advise the committee on executive and director compensation. Specifically, the committee asked the compensation consultant to provide market data, review the design of the executive and director compensation packages, and provide recommendations on cash and equity compensation for our executive officers and directors. Towers Watson does not currently provide any other services to the Company, and the Compensation Committee has determined that Towers Watson has sufficient independence from us and our executive officers to allow it to offer objective information and advice. All fees paid to Towers Watson during 2014 were in connection with their engagement by the Compensation Committee for the above services.

        Each officer's 2015 Employment Agreement establishes a base salary throughout the term of the agreement, and a cash incentive bonus amount based on the achievement of defined goals to be established by the compensation committee. Each officer's 2015 Employment Agreement also provides for the grant of restricted stock units, which grants the officers the conditional right to receive shares of our common stock upon vesting; however, the grants to our Chief Executive Officer and our President are bifurcated into grants which vest over a period of service and grants which are based on the achievement of defined goals to be established by the compensation committee. In addition, each of Mr. Colosi's and Ms. Catlett's 2015 Employment Agreement provides for a "retention" grant of restricted stock units, which vest upon completion of the term of the agreement. Consistent with the Prior Employment Agreements, each officer has agreed not to compete with us during the term of his or her employment and for a period of two years following his or her termination of employment, unless the officer's employment is terminated without cause following a change in control, in which case the officer has agreed not to compete with us through the date of the last payment of the officer's severance payments. The Current Employment Agreements also contain a "clawback" provision that enables the Company to seek reimbursement to the Company of any compensation paid to any Named Executive Officer which is required to be recovered by any law, governmental regulation or order, or stock exchange listing requirement.

        The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts which are modest within the casual dining restaurant sector and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. The underlying philosophy reflected by this approach is that, because a significant amount of each officer's compensation lies in the value of the restricted stock units granted, the officers are motivated to continually improve the Company's performance in the hope that the performance will be reflected by the stock price on the vesting date of their restricted stock units and beyond. In addition, by conditioning a significant portion of our Chief Executive's and our President's restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, we have created a more direct relationship between the compensation of our top executives and shareholder value, while also achieving what we believe is the right combination of rewards and incentives to drive company performance without encouraging unnecessary or excessive risk taking. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our executive officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

        We believe that the overall design of the compensation packages, along with the culture and values of our Company, allows us to attract and retain top talent, while also keeping the Named Executive Officers focused on both long-term business development and short-term financial growth.

        In deciding to continue and enhance many of our existing executive compensation practices, our compensation committee considered that the holders of over 91% of the votes cast at our 2015 Annual Meeting on an advisory basis approved the compensation of our named executive officers as disclosed in the proxy statement for that Annual Meeting. While the compensation committee consulted with each of the executive officers in advance of the final approval of the 2015 Employment Agreements, none of the executive officers, including Mr. Taylor, participated in the creation of the compensation packages contained therein.

        Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the Chief Executive Officer or one of the company's other most highly compensated executives (other than the Chief Financial Officer) who is employed on the last day of the year. Non-discretionary "performance-based compensation," as defined under Internal Revenue Service rules and regulations, is excluded from this $1 million limitation. Under the Prior Employment Agreements, the incentive bonuses paid to our Named Executive Officers were structured as non-discretionary "performance-based compensation," which allows certain amounts in excess of $1 million to be tax deductible, and under the 2015 Employment Agreements, both the incentive bonuses paid to our Named Executive Officers and certain grants of restricted stock units to our Chief Executive Officer and our President are structured as non-discretionary "performance-based compensation." However, the compensation committee has not in the past had, and does not currently have, a policy requiring all compensation to be deductible under Section 162(m). Rather, the compensation committee retains discretion in making cash and equity-based awards that are not deductible under Section 162(m). We seek to preserve the tax deductibility of executive compensation to the extent practicable and consistent with our overall compensation philosophies.

  Elements of Compensation

  Base Salary

        Base salaries for our Named Executive Officers are designed to provide a secure base of compensation which will be effective in motivating and retaining key executives.

        Each officer's Prior Employment Agreement established an annual salary as shown in the table below, which remained constant throughout the term of the agreement. The actual amounts paid to each Named Executive Officer during the fiscal year 2015 pursuant to the Prior Employment Agreements are more fully described in "Executive Compensation."

	2012 (through January 7, 2013) ($)	2013 (through January 7, 2014) ($)	2014 (through January 7, 2015) ($)
W. Kent Taylor	525,000	525,000	525,000
Chairman, Chief Executive Officer
Scott M. Colosi	400,000	400,000	400,000
President
Steven L. Ortiz	480,000	480,000	480,000
Chief Operating Officer
G. Price Cooper, IV	250,000	250,000	250,000
Chief Financial Officer
Celia P. Catlett	—	—	200,000
General Counsel, Corporate Secretary

        Each officer's 2015 Employment Agreement establishes an annual salary as shown in the table below.

	2015 (through January 7, 2016) ($)	2016 (through January 7, 2017) ($)	2017 (through January 7, 2018) ($)
W. Kent Taylor	525,000	525,000	525,000
Chairman, Chief Executive Officer
Scott M. Colosi	450,000	450,000	450,000
President, Chief Financial Officer
Celia P. Catlett	250,000	275,000	300,000
General Counsel, Corporate Secretary

Incentive Bonus

        Incentive bonuses are designed to reward our Named Executive Officers for the success of the Company, as measured by growth in the Company's earnings per diluted share ("EPS") and overall pre-tax profit, and for each officer's individual contribution to that success. It is our belief that a significant amount of each officer's compensation should be tied to the performance of the Company.

        Pursuant to the terms of the Texas Roadhouse, Inc. Cash Bonus Plan (the "Cash Bonus Plan"), the compensation committee may award an annual cash incentive to the Named Executive Officers, which is the grant of a right to receive a payment of cash that is subject to targets and maximums, and that is contingent on achievement of performance objectives during the Company's fiscal year. These cash incentives are also subject to the terms and conditions of the Prior Employment Agreements and the 2015 Employment Agreements and, to the extent that the incentives are intended to constitute "performance-based compensation" for purposes of section 162(m) of the Internal Revenue Code, are treated as the award of a cash incentive award under our long term incentive plan.

        Under the Cash Bonus Plan, the compensation committee established a two-pronged approach to tying the incentive compensation to Company performance. Under this approach, 50% of the target incentive bonus is awarded based on whether the Company achieves an annual EPS growth target of 10% (the "EPS Performance Goal"). The other 50% is based on a profit sharing pool (the "Profit Sharing Pool") comprised of 1.5% of the Company's pre-tax profits (income before taxes minus income attributable to non-controlling interests, as reported in our audited financial statements), which pool is distributed among our Named Executive Officers and certain other members of the Company's director-level management based on a pre-determined percentage interest in the pool and subject to certain pre-determined maximum amounts. After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each officer is entitled. Depending on the level of achievement of the EPS Performance Goal each year, 50% of the incentive bonus may be reduced to a minimum of $0 or increased to a maximum of two times the target amount. Each one percent change from the EPS Performance Goal results in an increase or decrease of ten percent to the portion of the target bonus amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the bonus payable would be 110% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve nine percent the bonus payable would be 90% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. The remaining 50% of the officers' incentive bonus will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company's fiscal year and while the pre-tax profits are not yet determined. The annual profit sharing component allows the Named Executive Officers to participate in a profit sharing pool with other members of the Company's director-level management team. By allowing this level of participation in the Company's overall profits, the committee encourages responsible growth and aligns the interests of the officers with those of other management employees in the Company. This portion of the incentive bonus may be reduced to a minimum of $0 if the Company ceases to be profitable or for other reasons that the compensation committee determines, and may be increased to a maximum of two times the target amount established for each individual participant. Both portions of the incentive bonus can be adjusted downward (but not upward) by the compensation committee in its discretion. Cash incentive bonuses with respect to fiscal year 2015 were paid at 120.6% of the total target amount, based on actual EPS growth of 11.13% and a Profit Sharing Pool of $139,879,466 during fiscal year 2015.

        The actual amounts earned by each Named Executive Officer for fiscal year 2015 are more fully described in "Executive Compensation." The target bonus amount, along with the minimum and maximum bonus amounts, are set forth below:

Executive Incentive Compensation for the Fiscal Year 2015

	Target Bonus ($)	Minimum Bonus ($)	Maximum Bonus ($)
W. Kent Taylor	525,000	0	1,050,000
Chairman, Chief Executive Officer
Scott M. Colosi	350,000	0	700,000
President, Chief Financial Officer
Celia P. Catlett	125,000	0	250,000
General Counsel, Corporate Secretary

Stock Awards

        We make equity awards in the form of restricted stock units, which represent the conditional right to receive one share of our common stock upon satisfaction of the vesting requirements. Restricted stock units offer the Named Executive Officers a financial interest in the Company and serve to retain the Named Executive Officers as a portion of the awards vest over a period of time.

        We believe that issuing restricted stock unit awards to our Named Executive Officers aligns their interests with those of our shareholders. We also believe that the market price of our publicly traded common stock represents the most appropriate metric for determining the value of the equity portion of our Named Executive Officers' compensation packages. The overall compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts which are modest within the casual dining restaurant sector and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. The underlying philosophy reflected by this approach is that, because a significant amount of each officer's compensation lies in the value of the restricted stock units granted, the officers are motivated to continually improve the Company's performance in the hope that the performance will be reflected by the stock price on the vesting date of their restricted stock units and beyond. Because the restricted stock unit awards for our Named Executive Officers vest incrementally over a period of time, and their value varies in response to investor sentiment regarding overall Company performance at the time of vesting, we believe that these service based awards are inherently performance based. Each of Mr. Colosi's and Ms. Catlett's 2015 Employment Agreements also provides for a "retention" grant of restricted stock units, which vest upon completion of the term of the agreement.

        In addition, the 2015 Employment Agreements for Mr. Taylor and Mr. Colosi contain awards which are bifurcated into grants which vest over a period of service and grants which are based on the achievement of defined goals to be established by the compensation committee. For the performance based awards, the compensation committee established a two-pronged approach which mirrors the approach used for annual cash incentive bonuses. Under this approach, a percentage of the target equity award is based on whether the Company achieves the annual EPS Performance Goal, and a percentage is based on the Profit Sharing Pool comprised of 1.5% of the Company's pre-tax profits (income before taxes minus income attributable to non-controlling interests, as reported in our audited financial statements). After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each officer is entitled. Each one percent change from the EPS Performance Goal results in an increase or decrease of ten percent to the portion of the target amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the number of shares awarded would be 110% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve nine percent the award would be 90% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. The remaining percentage of the officers' equity award will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company's fiscal year and while the pre-tax profits are not yet determined. Both portions of the performance based equity award may be reduced to a minimum of 0 or increased to a maximum of two times the target amount for each individual participant. Both portions of the performance based equity award can also be adjusted downward (but not upward) by the compensation committee in its discretion. Performance based equity awards with respect to fiscal 2015 were paid at 125.2% of the total target amount, based on actual EPS growth of 11.13% and a Profit Sharing Pool of $139,879,466 during fiscal year 2015. For discussion of the percentages assigned by the Compensation to each component of the performance based equity awards for Messrs. Taylor and Colosi, refer to the associated tables below.

        The number of restricted stock units granted to each officer reflects each officer's job responsibilities and individual contribution to the success of the Company.

        The number of service based restricted stock units granted under the 2015 Employment Agreements are shown in the table below. Except as noted, the grants vest in one-third increments each January 8 over a three-year period beginning on January 8, 2016 and ending on January 8, 2018.

	Service Based Restricted Stock Units vesting on January 8, 2016 pursuant to 2015 Employment Agreements	Service Based Restricted Stock Units vesting on January 8, 2017 pursuant to 2015 Employment Agreements	Service Based Restricted Stock Units vesting on January 8, 2018 pursuant to 2015 Employment Agreements(1)	Total Service Based Restricted Stock Units granted pursuant to 2015 Employment Agreements
W. Kent Taylor	15,000	15,000	15,000	45,000
Chairman, Chief Executive Officer
Scott M. Colosi	20,000	20,000	40,000	80,000
President, Chief Financial Officer
Celia P. Catlett	10,000	10,000	20,000	40,000
General Counsel, Corporate Secretary

(1)
With respect to Mr. Colosi and Ms. Catlett, this number includes a retention grant of restricted stock units which will vest on January 8, 2018, provided the officer is still employed as of the vesting date.

        The number of performance based restricted stock units granted to Messrs. Taylor and Colosi for 2015, and the number of shares of common stock which actually vested based on the Company's performance, are shown in the table below:

	Target Number of Performance Based Restricted Stock Units Granted for 2015 pursuant to 2015 Employment Agreements	Minimum Number of Performance Based Restricted Stock Units pursuant to 2015 Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to 2015 Employment Agreements	Actual Number of Shares Issued for 2015 following Certification of 2015 Performance Goals(1)
W. Kent Taylor	85,000	0	170,000	106,435
Chairman, Chief Executive Officer
Scott M. Colosi	30,000	0	60,000	37,565
President, Chief Financial Officer

(1)
The Compensation Committee determined that 25% of the performance based restricted stock unit award for 2015 would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 75% of the performance based restricted stock unit award for 2015 would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the Compensation Committee for the performance period.

        The number of performance based restricted stock units granted to Messrs. Taylor and Colosi for 2016 is shown in the table below. The actual number of shares that will be issued to each of

Messrs. Taylor and Colosi for fiscal year 2016 based on achievement of the performance goals assigned to these grants by the Compensation Committee will not be calculated until the first quarter of 2017.

	Target Number of Performance Based Restricted Stock Units vesting on January 8, 2017 pursuant to 2015 Employment Agreements(1)	Minimum Number of Performance Based Restricted Stock Units pursuant to 2015 Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to 2015 Employment Agreements
W. Kent Taylor	85,000	0	170,000
Chairman, Chief Executive Officer
Scott M. Colosi	30,000	0	60,000
President, Chief Financial Officer

(1)
The Compensation Committee determined that 50% of the Performance Stock Unit award for 2016 would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the Performance Stock Unit award for 2016 would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the Compensation Committee for the Performance Period. Performance Stock Unit awards for Messrs. Taylor and Colosi with respect to fiscal year 2016 will be certified in the first quarter of 2017.

        The 2015 Employment Agreements further provide that the compensation committee may, in its discretion, grant additional performance based restricted stock units to Messrs. Taylor and Colosi for future performance periods under their respective 2015 Employment Agreements.

  Separation and Change in Control Arrangements

        Except in the event of a change in control, the Prior Employment Agreements with Messrs. Taylor and Ortiz provided that no severance would be paid to either of them upon termination of employment, but each was entitled to receive a gift of a crisp $100 bill if his employment had been terminated by the Company without cause before the end of the term. Mr. Taylor's 2015 Employment Agreement contains the same provision. Except in the event of a change in control, the Prior Employment Agreements with Mr. Colosi, Mr. Cooper and Ms. Catlett provided that if the Company terminated their employment without cause before the end of the term, the Company would pay a severance payment equal to any bonus for a year already ended (even if not yet paid at termination), plus the officer's base salary for a period of 180 days, and payment of a fixed sum ($150,000 for Mr. Colosi, $75,000 for Mr. Cooper, and $37,500 for Ms. Catlett). Mr. Colosi's and Ms. Catlett's 2015 Employment Agreements contain the same provision, except that the fixed sum payments have increased ($175,000 for Mr. Colosi and $62,500 for Ms. Catlett). Similar payments are due to the officers under both the Prior Employment Agreements and the 2015 Employment Agreements if employment was or is terminated by reason of death or disability before the end of the term. The Company provides these severance payments to allow for a period of transition and in exchange for a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the officers in periodic installments in accordance with our normal payroll practices. The fixed sum is paid in a single lump sum, and any bonus component of the severance payments for a performance period that ended before termination is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

        Both the Prior Employment Agreements and the 2015 Employment Agreements of all of the named executive officers also provide that if the officer's employment is terminated other than for cause following a change in control, or if the officer resigns for good reason following a change in control because he or she is required to relocate, the Company's successor does not agree to be bound by the agreement, or the officer's responsibilities, pay or total benefits are reduced, such officer will receive severance payments in an amount equal to the officer's base salary and incentive bonus for a period which is the longer of the remainder of the term of the agreement or one year. In addition, the officer's unvested stock awards, if any, will become vested as of the date of termination, and, with respect to each of Messrs. Taylor's and Colosi's 2015 Employment Agreements, if his employment is terminated under such circumstances and the officer has not yet been granted performance-based restricted stock units for either or both of the second and third years of his employment agreement, the officer will be issued the target number of restricted stock units set forth above for each of these years. The payments and acceleration of vesting of the stock awards are contingent upon the officer signing a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the officers in periodic installments in accordance with our normal payroll practices or in a lump sum at the discretion of the compensation committee and in compliance with Section 409A of the Internal Revenue Code. The bonus component of the severance payments to the officers is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

        According to the terms of both the Prior Employment Agreements and the 2015 Employment Agreements, a change in control means that one of the following events has taken place: (1) the shareholders of the Company approve (a) a merger or statutory plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock, $0.001 par value ("Common Stock") would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Stock immediately prior to the Merger have substantially the same proportionate ownership of common stock of the surviving corporation after the Merger, or (b) a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution; (2) during any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; (3) a tender or exchange offer (other than one made by (a) the Company, or (b) W. Kent Taylor or any corporation, limited liability company, partnership, or other entity in which W. Kent Taylor owns a direct or indirect ownership of 50% or more, or controls 50% or more of the voting power [collectively, the "Taylor Parties"]) is made for the Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), directly or indirectly, of securities representing in excess of the greater of at least 20 percent of the voting power of outstanding securities of the Company or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties; or (4) any person other than a Taylor Party becomes the beneficial owner of securities representing in excess of the greater of 20 percent of the aggregate voting power of the outstanding securities of the Company as disclosed in a report on Schedule 13D of the Exchange Act or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties. Notwithstanding anything in the foregoing to the contrary, no change of control shall be deemed to have occurred for purposes of an individual Current Employment Agreement by virtue of any transaction which results in the affected Named Executive Officer, or a group of persons which includes the affected Named Executive Officer, acquiring, directly or indirectly, securities representing 20 percent or more of the voting power of outstanding securities of the Company.

        The estimated amounts that would have been payable to a Named Executive Officer under the 2015 Employment Agreements are more fully described in "Termination, Change of Control and Change of Responsibility Payments."

  Compensation Committee Report

        The compensation committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 29, 2015.

        All members of the compensation committee concur in this report.

  James F. Parker, Chair
  Gregory N. Moore
  James R. Ramsey
  Kathleen M. Widmer
  James R. Zarley

Summary Compensation Table

        The following table sets forth the total compensation earned with respect to the fiscal years 2015, 2014, and 2013 for W. Kent Taylor, our Chairman and Chief Executive Officer, Scott M. Colosi, our President and Chief Financial Officer for a portion or 2015, and G. Price Cooper, IV, our Chief Financial Officer prior to his resignation effective January 12, 2015. It also includes such information for each of our three other most highly compensated executive officers during 2015, as applicable.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Grant Date Fair Value of Stock Awards ($)(2)(3) (e)	Non-equity Incentive Plan Compensation ($) (f)	All Other Compensation ($) (i)		Total ($)(3) (j)	Estimated Actual Compensation for Fiscal Year(4)
W. Kent Taylor	2015	525,000	—	7,419,450	632,949	8,679		8,586,078	5,358,564	(i)
Chairman, Chief	2014	525,000	—	—	552,279	8,773		1,086,052	3,388,352	(i)
Executive Officer	2013	525,000	—	—	634,482	9,584		1,169,066	3,057,666	(i)
Scott M. Colosi	2015	450,000	200	4,848,000	421,966	8,679		5,728,845	2,867,989	(ii)
President, Chief	2014	400,000	200	—	315,588	8,773		724,561	2,369,061	(ii)
Financial Officer	2013	400,000	200	—	362,561	9,584		772,345	2,121,345	(ii)
Celia P. Catlett(5)	2015	250,000	200	1,390,800	150,702	8,679		1,800,381	754,781	(iii)
General Counsel,	2014	200,000	200	226,780	78,897	8,773		514,650	567,435	(iii)
Corporate Secretary	2013	155,857	200	99,855	63,398	9,584		328,894	340,003	(iii)
Steven L. Ortiz	2015	35,077	—	—	—	115,104	(8)	150,181	150,181	(iv)
Former Chief	2014	480,000	200	—	504,941	8,773		993,914	2,967,314	(iv)
Operating Officer(6)	2013	480,000	200	—	580,097	9,584		1,069,881	2,688,681	(iv)
G. Price Cooper, IV	2015	27,115	—	—	—	600		27,715	27,715	(v)
Former Chief	2014	250,000	200	—	157,794	8,773		416,767	1,239,017	(v)
Financial Officer(7)	2013	250,000	200	—	181,281	9,584		441,065	1,115,565	(v)

(1)
This column represents holiday bonus awards paid to the Named Executive Officers for the fiscal years ended December 29, 2015, December 30, 2014, and December 31, 2013.

(2)
Reflects the grant date fair value computed in accordance with ASC 718 of performance units and restricted stock units granted pursuant to the Company's long term incentive plan. These are not amounts paid to or received by the Named Executive Officers. For discussion of the valuation assumptions used in these computations, see Note 13 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015.

  The amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Additional information on all outstanding stock and option awards is reflected in the "Grants of Plan-Based Awards Table" and the "Outstanding Equity Awards at Fiscal Year End Table."

(3)
Amounts include the grant date fair value of the performance units and restricted stock units granted to the Named Executive Officers in their respective 2015 Employment Agreements. The service grants for each officer vest in one-third increments each January 8 over a three-year period beginning on January 8, 2016 and ending on January 8, 2018, subject to continued service to the Company, and the performance grants to Messrs. Taylor and Colosi vest individually over a two year period on January 8, 2016 and January 8, 2017. Amounts relating to these performance units and restricted stock units are not amounts paid to or received by the Named Executive Officers during 2015.

With respect to Ms. Catlett, the grants made during 2014 were made pursuant to her 2014 Employment Agreement, and the grants made during 2013 were made as part of her compensation arrangement in her role as Associate General Counsel and Corporate Secretary, for which she did not have an employment agreement. Each grant vested one year from the date of issuance, subject to Ms. Catlett's continued service to the Company. Ms. Catlett did not realize the amounts reported in columns (e) and (j) in fiscal years 2014 and 2013.

(4)
Includes salary, bonus, non-equity incentive plan compensation, all other compensation, and the estimated value at vesting of the portion of the stock awards attributable to the officer's service for the relevant fiscal year (regardless of whether granting or vesting occurred during such fiscal year). The estimated value at vesting was calculated using the closing price of the Company's common stock on the trading day immediately preceding the vesting date, as follows:

           (i)     for Mr. Taylor in 2015, 15,000 service based restricted stock units at $34.52, and 106,435 performance based restricted stock units at $34.52; for Mr. Taylor in 2014, 70,000 service based restricted stock units at $32.89; and for Mr. Taylor in 2013, 70,000 restricted stock units at $26.98.

           (ii)    for Mr. Colosi in 2015, 20,000 service based restricted stock units at $34.52, and 37,565 performance based restricted stock units at $34.52; for Mr. Colosi in 2014, 50,000 service based restricted stock units at $32.89; and for Mr. Colosi in 2013, 50,000 restricted stock units at $26.98.

           (iii)   for Ms. Catlett in 2015, 10,000 service based restricted stock units at $34.52; for Ms. Catlett in 2014, 8,500 service based restricted stock units at $32.89; and for Ms. Catlett in 2013, 1,050 service based restricted stock units at $26.26, 1,050 service based restricted stock units at $25.49, 1,050 service based restricted stock units at $25.06, 1,050 service based restricted stock units at $28.87.

           (iii)   for Mr. Ortiz in 2015, no restricted stock units; for Mr. Ortiz in 2014, 60,000 service based restricted stock units at $32.89; and for Mr. Ortiz in 2013, 60,000 service based restricted stock units at $26.98.

           (v)    for Mr. Cooper in 2015, no restricted stock units; for Mr. Cooper in 2014, 25,000 service based restricted stock units at $32.89; and for Mr. Cooper in 2013, 25,000 service based restricted stock units at $26.98.

(5)
Ms. Catlett assumed the position of General Counsel at the close of business on November 12, 2013. Prior to that date, she was employed as Corporate Secretary, a position she held since December 1, 2011, and as an attorney for the Company, a position she has held since 2005.

(6)
Mr. Ortiz retired from his executive officer position on January 12, 2015.

(7)
Mr. Cooper resigned his executive officer positions effective January 12, 2015.

(8)
$114,504 of this amount represents the value of a car, plus a cash payment equal to the value of the resulting income tax liability, given to Mr. Ortiz as a retirement gift from the Company, and $600 of this amount represents a prorated portion of Mr. Ortiz's annual automobile allowance.

Grants of Plan-Based Awards in Fiscal Year 2015

        The following table presents information with respect to grants of stock awards to the Named Executive Officers during fiscal year 2015.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (d)	Grant Date Fair Value of Stock and Option Awards ($)(3) (e)
Name (a)	Grant Date (b)	Minimum (#)	Target (#)		Maximum (#)
W. Kent Taylor
Service Based RSUs vesting January 8, 2016	January 8, 2015	—	—		—	15,000	521,550
Performance Based RSUs vesting January 8, 2016	January 8, 2015	—	85,000	(4)	170,000	—	2,955,450
Service Based RSUs vesting January 8, 2017	January 8, 2015	—	—		—	15,000	521,550
Performance Based RSUs vesting January 8, 2017	November 19, 2015	—	85,000		170,000	—	2,899,350
Service Based RSUs vesting January 8, 2018	January 8, 2015	—	—		—	15,000	521,550
Scott M. Colosi
Service Based RSUs vesting January 8, 2016	January 8, 2015	—	—		—	20,000	695,400
Performance Based RSUs vesting January 8, 2016	January 8, 2015	—	30,000	(4)	60,000	—	1,043,100
Service Based RSUs vesting January 8, 2017	January 8, 2015	—	—		—	20,000	695,400
Performance Based RSUs vesting January 8, 2017	November 19, 2015	—	30,000		60,000	—	1,023,300
Service Based RSUs vesting January 8, 2018	January 8, 2015	—	—		—	40,000	1,390,800
Celia Catlett
Service Based RSUs vesting January 8, 2016	January 8, 2015	—	—		—	10,000	347,700
Service Based RSUs vesting January 8, 2017	January 8, 2015	—	—		—	10,000	347,700
Service Based RSUs vesting January 8, 2018	January 8, 2015	—	—		—	20,000	695,400

(1)
These amounts reflect the minimum, target, and maximum number of shares issuable under performance awards. The related performance targets and certain results are described in detail in the "Compensation Discussion and Analysis".

(2)
Each stock award consists of restricted stock units, where each unit represents the conditional right to receive one share of our common stock upon satisfaction of vesting requirements. See the "Compensation Discussion and Analysis" for the conditions of accelerated vesting upon termination of employment other than for cause.

(3)
Reflects the grant date fair value computed in accordance with ASC 718 of performance units and restricted stock units granted to the Named Executive Officers. These are not amounts paid to or received by the Named Executive Officers. For discussion of the assumptions used in determining these values, see Note 13 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015.

(4)
The amount included in the table above represents the target award opportunity. Performance based equity awards with respect to fiscal 2015 were paid at 120.6% of the total target amount, based on actual EPS growth of 11.13% and a Profit Sharing Pool of $139,879,466 during fiscal year 2015.

Outstanding Equity Awards

        The following table presents information with respect to outstanding stock option, stock, and equity incentive plan awards as of December 29, 2015 by the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards				Stock Awards			Equity Incentive Plan Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (g)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
W. Kent Taylor	—	—	NA	NA	45,000	(2)	1,622,700	170,000	(3)	6,130,200
Chairman, Chief Executive
Officer
Scott M. Colosi	—	—	NA	NA	80,000	(4)	2,884,800	60,000	(5)	2,163,600
President, Chief Financial
Officer
Celia P. Catlett	—	—	NA	NA	40,000	(6)	1,442,400	—		—
General Counsel,
Corporate Secretary

(1)
Market value was computed using the Company's closing stock price on December 29, 2015, the date the Company's fiscal year ended, which was $36.06.

(2)
The vesting schedule is as follows: 15,000 shares on each of January 8, 2016, January 8, 2017, and January 8, 2018.

(3)
Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our Compensation Committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 85,000 shares on each of January 8, 2016 and January 8, 2017.

(4)
The vesting schedule is as follows: 20,000 shares on each of January 8, 2016 and January 8, 2017, and 40,000 shares on January 8, 2018.

(5)
Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our Compensation Committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 30,000 shares on each of January 8, 2016 and January 8, 2017.

(6)
The vesting schedule is as follows: 10,000 shares on each of January 8, 2016 and January 8, 2017, and 20,000 shares on January 8, 2018.

See the "Compensation Discussion and Analysis" for the conditions of accelerated vesting upon termination of employment other than for cause.

Options Exercised and Stock Vested

        The following table presents information with respect to stock options exercised and stock awards vested during the fiscal year ended December 29, 2015 by the Named Executive Officers.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
W. Kent Taylor	—	NA	70,000	2,302,300	(i)
Chairman, Chief Executive Officer
Scott M. Colosi	—	NA	50,000	1,644,500	(i)
President, Chief Financial Officer
Celia P. Catlett	—	NA	9,550	319,087	(ii)
General Counsel, Corporate Secretary

(1)
The value realized upon exercise of options represents the difference between the market value of the underlying securities at exercise and the exercise price of the options.

(2)
The value realized upon vesting of restricted stock units represents the fair value of the underlying shares based on the closing price of the Company's common stock on the trading day immediately preceding the vesting date, which is in accordance with the following:

  (i)
  $32.89 with respect to the vesting date of January 7, 2015.

  (ii)
  $32.89 with respect to the 8,500 restricted stock units vested on January 7, 2015, and $37.64 with respect to the 1,050 restricted stock units vested on February 28, 2015.

Termination, Change of Control and Change of Responsibility Payments

        If a Named Executive Officer had resigned or been terminated for cause prior to the expiration of the term of his or her Prior Employment Agreement or 2015 Employment Agreement, the officer would have received payment of his or her annual base salary then in effect through the date of resignation or termination.

        If a Named Executive Officer had been terminated prior to the expiration of the term of his or her Prior Employment Agreement as a result of death or disability, such officer's beneficiary or estate would have been entitled to receive an amount equal to such officer's annual base salary then in effect through the date of termination due to death or disability, plus any earned but unpaid bonus, plus the amount of such officer's annual base salary then in effect for 180 days following the termination, plus a fixed bonus amount as follows: for Mr. Taylor, $262,500; for Mr. Colosi, $150,000; for Mr. Ortiz, $240,000; for Mr. Cooper, $75,000; and for Ms. Catlett, $37,500.

        If a Named Executive Officer had been terminated prior to the expiration of the term of his or her 2015 Employment Agreement as a result of death or disability, such officer's beneficiary or estate would have been entitled to receive an amount equal to such officer's annual base salary then in effect through the date of termination due to death or disability, plus any earned but unpaid bonus, plus the amount of such officer's annual base salary then in effect for 180 days following the termination, plus a fixed bonus amount as follows: for Mr. Taylor, $262,500; for Mr. Colosi, $175,000; and for Ms. Catlett, $62,500.

        The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the 2015 Employment Agreements if his or her employment had been terminated without cause unrelated to a change of control on December 29, 2015, the last day of our fiscal year, provided that each officer signed a full release of all claims against us.

Termination Payments Table

Name (a)	Estimated Cash Payments ($)(1) (b)	Estimated Value of Newly Vested Stock Awards ($)(2) (c)	Total ($) (d)
W. Kent Taylor	100	7,752,900	7,753,000
Chairman, Chief Executive Officer
Scott M. Colosi	819,181	5,048,400	5,867,581
President, Chief Financial Officer
Celia P. Catlett	336,596	1,442,400	1,778,996
General Counsel, Corporate Secretary

(1)
Mr. Taylor is entitled to a crisp $100 bill upon the termination of his employment without cause. If the employment of Mr. Colosi had been terminated under those circumstances, he would have received the proportionate share of his annual base salary then in effect ($450,000) for 180 days, plus $175,000. If the employment of Ms. Catlett had been terminated under those circumstances, she would have received the proportionate share of her annual base salary then in effect ($250,000) for 180 days, plus $62,500.

(2)
Each officer's restricted stock units would have become immediately vested upon a termination of his or her employment without cause. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on December 29, 2015, which was $36.06. The number of restricted stock units which would have vested on that date is shown in "Outstanding Equity Awards." None of the Named Executive Officers had unvested stock options as of December 29, 2015.

        The following table lists the estimated amounts payable to a Named Executive Officer if his or her employment had been terminated without cause following a change of control, or if any of the officers had resigned his or her position for good reason following a change of control, on December 29, 2015, the last day of our fiscal year, provided that each officer signed a full release of all claims against us.

Change in Control, Change in Responsibilities Payments Table

Name (a)	Estimated Cash Payments ($)(1) (b)	Estimated Value of Newly Vested Stock Awards ($)(2) (c)	Total ($) (d)
W. Kent Taylor	2,736,272	10,818,000	13,554,272
Chairman, Chief Executive Officer
Scott M. Colosi	2,024,729	6,130,200	8,154,929
President, Chief Financial Officer
Celia P. Catlett	902,178	1,442,400	2,344,578
General Counsel, Corporate Secretary

(1)
If the employment of any of the officers had been terminated without cause following a change of control, or if any of the officers had resigned his or her position for good reason following a change of control, the officer would have received the amount of his or her then current base salary and target incentive bonus through the end of the term of the officer's employment agreement, but not less than one year. Had an officer's employment been so terminated on December 29, 2015, each officer would have received payment through January 7, 2018.

  The table below details the estimated payment for each officer.

Name (a)	Salary ($) (b)	Bonus ($) (c)	Total Estimated Payments ($) (d)
W. Kent Taylor	1,052,877	1,683,395	2,736,272
Chairman, Chief Executive Officer
Scott M. Colosi	902,466	1,122,263	2,024,729
President, Chief Financial Officer
Celia P. Catlett	501,370	400,808	902,178
General Counsel, Corporate Secretary
(2)
Each officer's restricted stock units would have become immediately vested upon a termination of his or her employment without cause following a change of control, or if any of the officers had resigned his or her position for good reason following a change of control. In addition, if either or both of Messrs. Taylor and Colosi had not yet been granted performance based restricted stock units for either or both of the second or third years of his employment agreement, they would be issued the target number of units set forth above for each such year. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on December 29, 2015, which was $36.06. The number of restricted stock units which would have vested on that date are shown in "Outstanding Equity Awards"; provided, however, that Mr. Taylor's total number of restricted stock units which would have vested was increased by 85,000 to reflect the fact that a grant of performance based restricted stock units has not been made with respect to the third year of his employment agreement and Mr. Colosi's total number of restricted stock units which would have vested was increased by 30,000 to reflect the fact that a grant of performance based restricted stock units has not been made with respect to the third year of his employment agreement. None of the Named Executive Officers had unvested stock options as of December 29, 2015.

AUDIT COMMITTEE REPORT

        The audit committee of the Board is composed of four directors, all of whom meet the criteria for independence under the applicable NASDAQ and SEC rules and the Sarbanes-Oxley Act. The committee acts under a written charter adopted by the Board, a copy of which is available on the Company's website at www.texasroadhouse.com.

        The audit committee has prepared the following report on its activities and with respect to the Company's audited financial statements for the fiscal year ended December 29, 2015 (the "Audited Financial Statements").

  •
  The audit committee met 15 times during fiscal year 2015. The committee's meetings included private sessions with the Company's independent auditors and internal auditor, as well as executive sessions consisting of only committee members. The committee also met periodically in private sessions with management, including each of the Named Executive Officers;

  •
  The audit committee reviewed the acknowledgement process for the Company's Code of Conduct, and the corresponding results.

  •
  The audit committee reviewed the scope, plans and results of the testing performed by the Company's internal auditors and independent auditors in their assessments of internal control over financial reporting;

  •
  The audit committee reviewed any matters submitted to it via the Company's whistleblower hotline and/or other reporting mechanisms regarding concerns about allegedly questionable financial, accounting or auditing matters;

  •
  The audit committee reviewed with management, including the internal auditor and the General Counsel, and the independent auditors, the Company's practices with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs were also reviewed, as well as the Company's cybersecurity controls and system standards;

  •
  The audit committee reviewed with the General Counsel the Company's disclosures with respect to current lawsuits;

  •
  The audit committee reviewed comment letters received from the Securities and Exchange Commission, if any, together with management's response to such letters;

  •
  The audit committee pre-approved all audit, audit-related and permissible non-audit services provided to the Company by KPMG LLP, the Company's independent auditors for the fiscal year 2015, before management engaged the auditors for those purposes.

  •
  On a quarterly basis, the audit committee discussed with KPMG LLP, the Company's independent auditors for the fiscal year 2015, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

  •
  The audit committee received from the independent auditors the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor's independence;

  •
  The audit committee reviewed the selection, application and disclosure of critical accounting policies;

  •
  The audit committee reviewed the Company's earnings press releases prior to issuance;

  •
  The audit committee reviewed and discussed the Company's audited financial statements for the fiscal year 2015 with management and the independent auditor;

  •
  The audit committee reviewed the Company's Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC; and

  •
  Based on the review and discussion referred to above, and in reliance thereon, the audit committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015, for filing with the SEC.

        All members of the audit committee concur in this report.

  Gregory N. Moore, Chair
  James F. Parker
  James R. Ramsey
  James R. Zarley

Related Transactions

        The audit committee's charter provides that the audit committee will review and approve any transactions between us and any of our executive officers, directors, and 5% shareholders, or any members of their immediate families, in which the amount involved exceeds the threshold limits established by the regulations of the SEC. In reviewing a related-party transaction, the audit committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. Unless specifically noted, the transactions described below were entered into before our initial public offering and the subsequent formation of the audit committee.

Grants of Franchise or License Rights

        We have licensed or franchised restaurants to companies owned in part by the current and former executive officers. The licensing or franchise fees paid by these companies to us range from 0.0% to 4.0% of restaurant sales, which is less than the amount we typically charge to franchisees. We believe that allowing certain executive officers with ownership interests in our restaurants that pre-dated our initial public offering to continue to maintain those ownership interests adds an ongoing benefit to the

Company by making the executive officers more invested in the overall success of the brand. Ownership of franchised restaurants by our current executive officers is listed below.

Restaurant	Name and Ownership	Initial Franchise Fee	Royalty Rate	Royalties Paid to Us in Fiscal 2015 ($)	Management or Supervision Fees Paid to Us in Fiscal 2015 ($)
Billings, MT	W. Kent Taylor (27.5%)	—	4.0%	173,215	24,745
	Scott M. Colosi (2.0%)
Bossier City, LA	Steven L. Ortiz (66.0%)	—	3.5%	175,751	25,107
Brownsville, TX	Steven L. Ortiz (30.61%)	—	4.0%	217,314	31,045
Everett, MA	W. Kent Taylor (28.75%)	—	4.0%	224,248	32,035
Fargo, ND	Scott M. Colosi (5.05%)	—	3.5%	160,411	22,916
Lexington, KY	W. Kent Taylor (5.0%)	—	2.0%	99,940	—
Longmont, CO	Steven L. Ortiz (50.5%)	—	4.0%	140,178	17,522
McKinney, TX	Steven L. Ortiz (30.0%)	—	4.0%	181,233	25,889
	Scott M. Colosi (2.0%)
Melbourne, FL	W. Kent Taylor (17.0%)	—	—	—	110,627
Muncie, IN	W. Kent Taylor (4.91%)	—	—	50,000	—
Omaha, NE	Scott M. Colosi (10.99%)	—	3.5%	157,903	22,558
Port Arthur, TX	W. Kent Taylor (15.0%)	—	4.0%	178,651	25,522
	Steven L. Ortiz (30.5%)
	Scott M. Colosi (3.0%)
Temple, TX	Steven L. Ortiz (78.0%)	—	3.5%	127,019	18,146
Wichita, KS	W. Kent Taylor (24.05%)	—	4.0%	272,303	38,900
	Scott M. Colosi (4.0%)

        On March 19, 2004, we entered into a preliminary franchise agreement with a company which is 95% owned by W. Kent Taylor to develop a restaurant at a location which is to be determined. The terms of the preliminary franchise agreement provide for no initial franchise fees and royalties of 3.5% of restaurant sales. During 2015, we received no payment from this franchise restaurant, as none was due.

        The franchise agreements and preliminary franchise agreements that we have entered into with our executive officers contain the same terms and conditions as those agreements that we enter into with our other domestic franchisees except, in some instances, the initial franchise fees and the royalty rates, which are currently $40,000 and 4.0%, respectively, for our other domestic franchisees. We have the contractual right, but not the obligation, to acquire the restaurants owned by our executive officers based on a pre-determined valuation formula which is the same as the formula contained in the domestic franchise agreements that we have entered into with other franchisees with whom we have such rights. A preliminary agreement for a franchise may be terminated if the franchisee does not identify and obtain our approval of its restaurant management personnel, locate and obtain our approval of a suitable site for the restaurant or does not demonstrate to us that it has secured necessary capital and financing to develop the restaurant. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant or misuses the Texas Roadhouse trademarks.

Other Related Transactions

        The Longview, Texas restaurant, leases the land and restaurant building from an entity controlled by Steven L. Ortiz, our former Chief Operating Officer. The initial term of the lease was for 15 years. In April 2014, we entered into a lease amendment whereby we exercised our first renewal option in exchange for the landlord agreeing to grant us two additional five year renewal options and to fix our rent escalation at 10% every five years. The amended lease will expire on October 31, 2019, and can be renewed for three additional periods of five years each. Rent is approximately $20,500 per month. Prior to execution, the audit committee approved the lease amendment after considering market rentals of comparable land and building leases. The lease can be terminated if the tenant fails to pay the rent on a timely basis, fails to maintain the insurance specified in the lease, fails to maintain the building or property, or becomes insolvent. Total rent payments for 2015 were approximately $246,000.

        The Bossier City, Louisiana restaurant, also leases the land and restaurant building from an entity controlled by Mr. Ortiz. The lease is for 15 years and will terminate on April 10, 2020. We can renew the lease for three additional periods of five years each. Rent is $18,281 per month and escalates 10% each five years during the term. The lease can be terminated if the tenant fails to pay rent on a timely basis, fails to maintain insurance, abandons the building or property, or becomes insolvent. Total rent payments for 2015 were approximately $214,000. The audit committee ratified this transaction in February 2005 after considering market rentals of comparable land and building leases and considering our limited ownership interest. Additionally, the audit committee requested that we attempt to purchase the land and building from Mr. Ortiz's entity in the event the restaurant is ever acquired by us.

        We entered into real estate lease agreements for franchise restaurants located in Everett, MA, of which W. Kent Taylor beneficially owns 28.75% and Fargo, ND, of which Scott M. Colosi owns 5.05%, before our granting franchise rights for those restaurants. We have subsequently assigned the leases to the franchisees, but we remain contingently liable if a franchisee defaults under the terms of a lease. The Everett lease expires in February 2018, and the Fargo lease expires in July 2021.

PRESENTATION OF PROPOSALS

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's by-laws provide for not less than one and not more than 15 directors. Our Board currently consists of six directors divided into three classes, with members of each class serving a three-year term. At the Annual Meeting, we are electing three Class III directors. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee.

Nominee for Election as a Director

        Set forth below are the Board members who will stand for re-election at the Annual Meeting, together with their age, all Company positions and offices they currently hold, and the year in which they joined the Board.

Name	Age	Position or Office	Director Since
Gregory N. Moore	66	Director	2005
James F. Parker	69	Director	2004
Kathleen N. Widmer	54	Director	2013

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS III DIRECTORS OF THE COMPANY.

PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITORS

        Pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the consolidated financial statements and the internal control over financial reporting of the Company for the fiscal year which ends on December 27, 2016. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. If the shareholders fail to ratify the appointment of KPMG LLP, the audit committee will take this result into account when appointing an independent auditor for fiscal year 2016. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company's independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

        We paid the following fees to KPMG LLP for fiscal years 2015 and 2014:

	2015	2014
Audit Fees	600,000	617,000
Audit-related Fees	—	—
Tax Fees	31,929	4,300
All Other Fees	50,366	—

	682,295	621,300

  Audit Fees

        KPMG LLP charged $600,000 in fiscal year 2015 and $617,000 in fiscal year 2014 for audit fees. These include professional services in connection with the audit of the Company's annual financial statements and its internal control over financial reporting. They also include reviews of the Company's financial statements included in the Company's Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown.

  Audit-related Fees

        KPMG LLP did not charge the Company for any audit-related services in fiscal years 2015 or 2014.

  Tax Fees

        KPMG LLP charged $31,929 for tax consulting services in fiscal year 2015 and $4,300 for tax consulting services in fiscal year 2014.

  All Other Fees

        KPMG LLP charged $50,366 for permissible non-audit services in fiscal year 2015, and did not charge the Company for permissible non-audit services in fiscal year 2014. These include professional services in connection with the preparation and delivery of training materials on cybersecurity and global anti-bribery and anti-corruption policies.

Pre-approval Policies and Procedures

        The audit committee pre-approved all audit, audit-related and permissible non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The policy of the committee is to review all engagement letters for accounting firms for non-audit services.

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2016.

 PROPOSAL 3—ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

        The Board of Directors requests shareholder approval of the compensation of the Company's Named Executive Officers as described in the "Compensation Discussion and Analysis", the Executive Compensation section and the other related executive compensation tables and related discussions in this proxy statement. As an advisory vote, the outcome of the voting on this proposal is not binding upon the Company; however, the compensation committee, which is responsible for establishing and administering the Company's executive compensation program, values the opinions expressed by shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. Additionally, the compensation committee invites shareholders to express any questions or concerns regarding the Company's compensation philosophy for Named Executive Officers by correspondence addressed to Texas Roadhouse, Inc. Compensation Committee, 6040 Dutchmans Lane, Louisville, KY 40205.

        The objective of the compensation committee in setting and evaluating the compensation of our Named Executive Officers is to promote the sustained profitability of the Company. Compensation for the Named Executive Officers is divided into three key components: (1) base salary, which provides a secure base of compensation and serves to motivate and retain our Named Executive Officers; (2) a cash bonus, which rewards our Named Executive Officers for the success of the Company as measured by growth in the Company's earnings per diluted share and its overall pre-tax profit, and for each officer's individual contribution to that success; and (3) grants of restricted stock units, which offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders. The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts which are modest within the casual dining restaurant sector and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.

        The underlying philosophy reflected by this approach is that, because a significant amount of each officer's compensation lies in the value of the restricted stock units granted, the officers are motivated to continually improve the Company's performance in the hope that the performance will be reflected by the stock price on the vesting date of their restricted stock units and beyond. In addition, by conditioning a significant portion of our Chief Executive's and our President's restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, we have created a more direct relationship between the compensation of our top executives and shareholder value, while also achieving what we believe is the right combination of rewards and incentives to drive company performance without encouraging unnecessary or excessive risk taking. Overall, we believe this approach provides the Named Executive Officers with a compensation package which would promote the sustained profitability of the Company and align the interests of our executive officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

        This structure, along with the culture and values of our Company, allows the Company to attract and retain top talent, while also encouraging our officers to keep their focus on key strategic financial and operational goals. The Board was pleased to receive shareholder approval of the compensation packages of our Named Executive Officers in the advisory vote at the prior Annual Meeting and again requests approval of the compensation packages of our Named Executive Officers.

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE EXECUTIVE COMPENSATION DETAILED IN THIS PROXY STATEMENT.

PROPOSAL 4—APPROVE AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION TO DECLASSIFY THE BOARD (THE "AMENDMENT")

        As part of its annual review process, the Nominating and Corporate Governance Committee reviewed our Amended and Restated Certificate of Incorporation (the "Certificate"), including the classification of our Board. The Nominating and Corporate Governance Committee evaluated the original intent of the board classification, which was to provide for continuity and stability in our Board's leadership and policies, enhance the ability of our Board to implement long-term business strategies, and to preserve our culture and core values by maintaining a deep appreciation for the relationships, priorities, and goals that have made us successful. However, certain shareholders have noted that a classified board reduces accountability of directors because it limits the ability of shareholders to evaluate and elect all directors annually. After deliberation, the Nominating and Corporate Governance Committee and, in turn, our Board determined that a proposal to eliminate the classification of our Board is in the best interests of the Company and its shareholders. Accordingly, the Board has unanimously approved, declared advisable, and is recommending that the shareholders vote in favor of an amendment to Article V of the Certificate that would eliminate the classification of the Board so that each director will stand for election annually rather than every three years.

        The proposed amendment to declassify the Board would amend Article V of the Certificate to read in its entirety as follows:

ARTICLE V

Board of Directors

        The number of directors of the Corporation from time to time shall be as fixed by, or in the manner provided in, the bylaws of the Corporation. Directors elected at the 2016 annual meeting of stockholders shall be elected for a term of office to expire at the 2019 annual meeting of stockholders. After the 2016 annual meeting of stockholders, the term of office of each director elected at the annual meeting of stockholders, or elected or appointed at any time in the period between annual meetings of stockholders, shall expire at the next annual meeting of stockholders following such election or appointment. Nothing in this Article V shall shorten the term of any director elected at or before the 2016 annual meeting of stockholders. Each director elected or appointed shall serve until his or her successor is elected and qualified, or until his or her earlier death, resignation, removal, or disqualification.

        If the proposed amendment to Article V of the Certificate is approved by our shareholders, the classification of our Board would be eliminated and directors standing for election, commencing with the 2017 annual meeting of shareholders, will be elected for a one-year term. The term of any director chosen as a result of a newly created directorship or to fill a vacancy following such election would expire at the next annual meeting of shareholders. Directors elected by shareholders before the 2017 annual meeting of shareholders will serve out their three year terms, and the entire Board will be elected annually commencing with the 2019 annual meeting of shareholders.

        If the proposed amendment of the Certificate is not approved by our shareholders, our Board would remain classified and the shareholders will continue to vote for the election of directors to serve for three-year terms expiring at the third succeeding annual meeting of shareholders and until their respective successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death. Our current directors, including those Class III directors elected at the 2016 annual meeting of shareholders, would continue in office for the remainder of their full three-year terms and until their successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death.

        An affirmative vote of a majority of outstanding shares entitled to vote generally in the election of directors is required to adopt the Amendment. If approved by the shareholders, the Amendment would become effective upon the filing of a certificate setting forth the Amendment with the Secretary of State of the State of Delaware, which we would file promptly after the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

 SHAREHOLDER PROPOSALS

        Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934 ("Exchange Act"), shareholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

        The Company's by-laws, a copy of which is available on the Company's website, www.texasroadhouse.com, require shareholders who intend to propose business for consideration by shareholders at the 2016 Annual Meeting, other than shareholder proposals that are included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 11, 2016. This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the shareholder and such other beneficial owner and any material interest of the shareholder and such other beneficial owner in such business. Similar requirements are set forth in the Company's by-laws with respect to shareholders desiring to nominate candidates for election as director. Exchange Act rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding the shareholder's compliance with these deadlines. If a shareholder submitting a matter to be raised at the Company's next annual meeting desires that such matter be included in the Company's proxy statement, such matter must be submitted to the Company no later than December 11, 2016.

        The rules of the SEC set forth standards for what shareholder proposals the Company is required to include in a proxy statement for an annual meeting.

SHAREHOLDERS' COMMUNICATIONS WITH THE BOARD

        Shareholders that want to communicate in writing with the Board, or specific directors individually, may send proposed communications to the Company's General Counsel and Corporate Secretary, Celia Catlett, at 6040 Dutchmans Lane, Louisville, Kentucky 40205. The proposed communication will be reviewed by Ms. Catlett and by the audit committee. If the communication is appropriate and serves to advance or improve the Company or its performance, it will be forwarded to the Board or the appropriate director.

FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015, accompanies this proxy statement. The Company's Annual Report does not form any part of the material for solicitation of proxies.

        Any shareholder who wishes to obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015, which includes financial statements, and is required to be filed with the SEC, may access it at www.texasroadhouse.com in the Investors section or may send a written request to Celia Catlett, General Counsel and Corporate Secretary, Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

 OTHER BUSINESS

        The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Celia Catlett Corporate Secretary

Louisville, Kentucky
April 8, 2016

Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company's Corporate Secretary.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 029R3B 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + IMPORTANT ANNUAL MEETING INFORMATION Texas Roadhouse, Inc. A Proposals — The Board recommends a vote FOR the nominees, and FOR all Proposals. 01 - Gregory N. Moore 1. Election of Directors: For Withhold For Against Abstain 2. Proposal to ratify independent public accounting firm for 2016. For Against Abstain 3. Say on Pay - An advisory vote on the approval of executive compensation. 4. Proposal to amend the Amended and Restated Certificate of Incorporation to Declassify the Board of Directors. For Against Abstain 02 - James F. Parker 03 - Kathleen N. Widmer For Withhold For Withhold MMMMMMMMMMMM 2 6 9 0 2 8 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Notice of 2016 Annual Meeting of Shareholders 6040 Dutchmans Lane, Louisville, Kentucky 40205 Proxy Solicited by Board of Directors for Annual Meeting – May 19, 2016 Celia Catlett or Scott Colosi, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 19, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees, and FOR all Proposals. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Texas Roadhouse, Inc.